Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-217191) of Clipper Realty Inc. of our report dated March 12, 2020, relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 12, 2020